SECURITY AGREEMENT

          This SECURITY AGREEMENT (as may hereafter be amended, supplemented or restated from time-to-time in accordance with the terms hereof, this "Agreement"), dated as of August 6, 1997 is entered into by and between ROSE'S HOLDINGS, INC., a Delaware corporation ("Debtor"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as collateral agent for the Lenders ("Agent"), in light of the following facts:

                        R E C I T A L S

          A. Concurrently herewith Borrower is becoming a wholly owed subsidiary of Debtor;

          B. Debtor has executed and delivered the Guaranty to Agent on behalf of the Lender Group; and

          C. Debtor is executing and delivering to Agent this Agreement to secure the Secured Obligations.

                       A G R E E M E N T

          NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto mutually agree as follows:

          1.   Definitions and Construction.

               1    Definitions.  All initially capitalized
terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Loan Agreement. In addition, the following terms, as used in this Agreement, have the following meanings:

                    "Bankruptcy Code" means Bankruptcy Reform
Act of 1978 (11 U.S.C. Sections 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

                    "Borrower" means Rose's Stores, Inc., a
Delaware corporation.

                    "Code" means the California Uniform
Commercial Code, as amended and supplemented from time to time, and any successor statute.

                    "Collateral" means all of the following:

                    (i)  All of Debtor's presently owned or
hereafter acquired Accounts, Equipment, General Intangibles, Inventory, Negotiable Collateral, any money or other assets of Debtor that now or hereafter come into the possession, custody or control of Agent;

                    (ii) 100 shares of the outstanding Common
Stock of the Borrower which share constitutes 100% of the capital stock of the Borrower and all of the hereafter-acquired shares of Common Stock of the Borrower in which Debtor has an interest at any time while this Agreement is in effect (the "Shares");

                    (iii)     All of Debtor's presently
existing and hereafter arising stock subscription warrants, stock options, or other rights to the Borrower's capital stock and all rights represented thereby (the "Options"); and

                    (iv) The proceeds of each of the
foregoing, including any and all dividends, cash, stock, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for the Shares or Options (the "Proceeds").

                    "Event of Default" has the meaning given to such term in Section 10.

                    "Guaranty" means Debtor's Continuing
Guaranty, of even date herewith, of the obligations of Borrower to the Lender Group.

                    "Secured Obligations" means all of the
present and future obligations of Debtor to the Lender Group pursuant to the Guaranty.

                    "'33 Act" means the Securities Act of
1933, as amended and supplemented from time to time, and any successor statute, and any and all rules promulgated in connection therewith.

               2    Construction.  Unless the context of this
Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference herein to any document includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent or Debtor, whether under any rule of construc-tion or otherwise. On the contrary, this Agreement has been reviewed by Debtor, Agent, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Agent and Debtor.

          2.   Pledge.  As security for the prompt and
complete payment and performance of the Secured Obligations, Debtor hereby delivers, pledges, and grants to Agent a continuing security interest in all of Debtor's now-owned or hereafter-acquired right, title, and interest in and to the Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered promptly to and held by Agent pursuant hereto and shall be in suitable form for transfer or assignment in blank, all in form and substance satisfactory to Agent.

          3. Further Assurances. Debtor agrees that it shall cooperate with Agent and shall execute and deliver, or cause to be executed and delivered, to Agent all stock powers, proxies, assignments, financing statements, instruments, and other documents, and shall take all further action, at the expense of Debtor, from time to time requested by Agent, in order to maintain a continuing, first-priority, perfected security interest in the Collateral in favor of Agent, and to enable Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral, and Debtor agrees that it shall execute and deliver to Agent at Agent's request any further applications, agreements, documents and instru-ments, and shall perform any and all acts deemed necessary by Agent to carry into effect the terms, conditions, and provisions of this Agreement and the transactions connected herewith. Should Debtor fail to execute or deliver any such applications, agreements, documents, financing statements and instruments, or to perform any such acts, Debtor acknowledges that Agent may execute and deliver the same and perform such acts in the name of Debtor and on its behalf as its attorney-in-fact in accordance with Section 13.

          4. Agent's Duties. Agent shall not have any duties with respect to the Collateral other than the duty to use reasonable care if the Collateral is in its possession.
In accordance with Section 9207 of the Code, Agent shall be deemed to have used reasonable care if it observes substantially the same standard of care with respect to the custody or preservation of the Collateral as it observes with respect to similar assets owned by Agent. Without limiting the generality of the foregoing, Agent shall not be under any obligation to take any steps to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline in value, or to exercise any rights represented thereby (including rights with respect to calls, conversions, exchanges, maturities, or tenders); provided, however, that Agent may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the account of Debtor.

          5. Voting Rights; Dividends; Etc. During the term of this Agreement, and as long as no Event of Default has occurred and is continuing:

               1    Debtor shall be entitled to exercise any
and all voting and other consensual rights pertaining to the Shares or any part thereof; provided, however, no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with the terms of this Agreement, the Loan Agreement or any other instrument or agreement referred to therein or herein, or which could have the effect of impairing the value of the Collateral or any part thereof or the position or interest of Agent therein.

               2    Debtor shall be entitled to receive and
retain any and all dividends and distributions paid in respect of the Shares; provided, however, that any and all:

                    (a)  dividends and distributions paid or
payable other than in cash in respect of, and any and all additional shares or instruments or other property received, receivable, or otherwise distributed in respect of, or in exchange for the Shares;

                    (b)  dividends and distributions paid or
payable in cash in respect of any of the Shares in connection with a partial or total liquidation or dissolution, merger, consolidation of the Borrower, or any exchange of stock, conveyance of assets, or similar corporate reorganization; and

                    (c)  cash paid with respect to, payable,
or otherwise distributed on redemption of, or in exchange for, any of the Shares,

shall be forthwith delivered to Agent to hold as Collateral and shall, if received by Debtor, be received in trust for the benefit of Agent, be segregated from the other property or funds of Debtor, and be forthwith delivered to Agent as Collateral in the same form as so received (with any necessary endorsement), and, if deemed appropriate by Agent, Debtor shall take such actions, including the actions described in
Section 2, as Agent may require.

          6.   Representations, Warranties, and Covenants.
Debtor warrants, represents, and covenants that:

               1    Debtor is a corporation duly organized,
validly existing and in good standing under the laws of Delaware.

               2    The execution, delivery and performance of
this Agreement are within Debtor's powers, are not in conflict with the terms of the Certificate of Incorporation or By-Laws or other organizational agreement or instrument of Debtor, and will not result in a breach of or constitute a default under any material contract, obligation, indenture or other instrument to which Debtor is a party or by which Debtor is bound; and there is no material law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Debtor which would be contravened by the execution, delivery, performance or enforcement of this Agreement.

               3    Debtor has taken all corporate action
necessary to authorize the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby. Upon its execution and delivery in accordance with the terms hereof, this Agreement will constitute legal, valid and binding agreements and obligations of Debtor, enforceable against Debtor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

               4    Other than United States federal laws and
state securities laws and rules, there are no restrictions upon the transfer of any of the Collateral to or by Agent; Debtor is the sole beneficial owner of the Collateral, and Debtor has the right to pledge and grant a security interest in or otherwise transfer such Collateral free of any encumbrances or rights of third parties.

               5    All of the Collateral shall remain free
from all liens, claims, encumbrances, and purchase-money or other security interests except as created hereby. Debtor shall not, without Agent's prior written consent, sell or otherwise dispose of any of the Collateral.

               6    The execution and delivery of this
Agreement, and the delivery to Agent of the certificate evidencing the Shares creates a valid, perfected, and first-priority security interest in the Collateral in favor of Agent, and all actions necessary or desirable to such perfection have been duly taken.

               7    No authorization or other action by, and
no notice to or filing with, any governmental authority or regulatory body is required either: (a) for the grant by Debtor of the security interest granted hereby or for the execution, delivery, or performance of this Agreement by Debtor; (b) for the perfection of or exercise by Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of Debtor or as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally); or
(c) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally) and any applicable antitrust laws.

               8    The Borrower presently has issued and
outstanding 100 shares of Common Stock, which shares are owned by Debtor.

               9    There are no presently existing Options.

               10   The Shares have been duly and validly
issued by the Borrower, and they are fully-paid and nonassessable.

               11   Debtor has made its own arrangements for
keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers, and voting rights), and Debtor agrees that Agent shall not have any responsibility or liability for informing Debtor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

          7. Share Adjustments. In the event that during the term of this Agreement, any reclassification, readjustment, or other change is declared or made in the capital structure of Borrower, or any Option is exercised, all new substituted and additional shares, options, or other securities, issued or issuable to Debtor by reason of any such change or exercise shall be delivered to and held by Agent under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

          8. Options. In the event that during the term of this Agreement Options shall be issued or exercised in connec-tion with the Collateral, such Options acquired by Debtor shall be immediately assigned by Debtor to Agent and all new shares or other securities so acquired by Debtor shall also be immediately assigned to Agent to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

          9. Consent. Debtor hereby consents that, from time to time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from Debtor, any other security at any time held by or available to Agent for any of the Secured Obligations or any other security at any time held by or available to Agent of any other person, firm, or corporation secondarily or otherwise liable for any of the Secured Obligations, may be exchanged, surrendered, or released and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived, or released, in whole or in part, as Agent may see fit. Debtor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver, or inaction, or extension of further credit.

          10. Event of Default. The occurrence of an Event of Default under, and as defined in, the Loan Agreement shall constitute an event of default ("Event of Default") under this Agreement.

          11. Remedies Upon Default. Upon the occurrence and continuance of an Event of Default, Agent shall have, in addition to any other rights given by law or in this Agreement, in the Loan Agreement, or in any other agreement between Agent and Debtor, all of the rights and remedies with respect to the Collateral of a secured party under the Code, and also shall have, without limitation, the following rights, which Debtor hereby agrees to be commercially reasonable:

               1    to transfer all or any part of the Shares
into the Agent's name or the name of its nominee or nominees;

               2    all rights of Debtor to exercise the
voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5.1 and to receive the dividends and distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.2 shall, at Agent's option, cease, and all such rights shall, at Agent's option, thereupon become vested in Agent, and Agent shall, at its option, thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments. Any payments received by Debtor contrary to the provisions of this Section shall be held in trust by Debtor for the benefit of Agent, shall be segregated from other funds of Debtor, and shall be promptly paid over to Agent, with any necessary endorsement;

               3    to vote the Shares (whether or not
transferred into the name of the Agent), and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof; DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT THE PROXY AND ATTORNEY-IN-FACT OF DEBTOR, COUPLED WITH AN INTEREST, WITH FULL POWER OF SUBSTITUTION TO DO SO; SUCH PROXY SHALL CONTINUE IN FULL FORCE AND EFFECT AND TERMINATE UPON THE SOONER TO OCCUR OF: (a) THE INDEFEASIBLE PAYMENT IN FULL OF THE SECURED OBLIGATIONS; AND
(b) JULY 31, 2007.

               4    at any time or from time to time, to sell,
assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by Debtor), for cash, on credit or for other property, for immediate or future delivery without any assump-tion of credit risk, and for such price or prices and on such terms as the Agent in its absolute discretion may determine; provided, that at least five days notice of the time and place of any such sale shall be given to Debtor. Agent shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has therefore been given. Debtor hereby waives any other requirement of notice, demand, or advertisement for sale, to the extent permitted by law. Debtor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, Agent may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall Agent be under any obligation to take any action whatsoever with regard thereto;

               5    to buy the Collateral, in its own name, or
in the name of a designee or nominee. Agent shall have the right to execute any document or form, in its name or in the name of the Debtor, that may be necessary or desirable in connection with such sale of the Collateral.

               6    to sell the Shares or Options by a private
placement, restricting bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Agent may solicit offers to buy the Shares or Options, or any part of it for cash, from a limited number of investors deemed by Agent, in its reasonable credit judgment, to be responsible parties who might be interested in purchasing the Shares or Options. If Agent shall solicit such offers from not less than four such investors, then the acceptance by Agent of the highest offer obtained therefor shall be deemed to be a commercial reasonable method of disposition of such Shares or Options, even though the sales price established and/or obtained may be substantially less than the price that would be obtained pursuant to a public offering. Notwithstanding the foregoing, should Agent determine that, prior to any public offering of any securities contained in the Collateral, such securities should be registered under the '33 Act and/or registered or qualified state law, and that such registration and/or qualification is not practical, Debtor agrees that it will be commercially reasonable if a private sale is arranged so as to avoid a public offering even if offers are solicited from fewer than four investors, and even though the sales price established and/or obtained may be substantially less than the price that would be obtained pursuant to a public offering.

          12. Indefeasible Payment. The Secured Obligations shall not be considered indefeasibly paid for purposes of this Agreement unless and until all payments to Agent and Lenders are no longer subject to any right on the part of any Person, including Debtor, Debtor as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Debtor or any of Debtor's Assets, to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, any portion of such payments to Agent is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made.

          13. Agent as Debtor's Attorney-in Fact. Debtor hereby irrevocably appoints Agent as its attorney-in-fact to arrange for the transfer, at any time after the occurrence and during the continuance of an Event of Default, of the Collateral on the books of the Borrower to the name of Agent or to the name of Agent's nominee. Debtor further authorizes Agent to perform any and all acts which Agent deems necessary for the protection and preservation of the Collateral or of the value of Agent's security interest therein, including but not limited to receiving income thereon as additional security hereunder, all at Debtor's expense, and Debtor agrees to repay Agent promptly upon demand any amounts expended hereunder by Agent, together with interest thereon. Debtor further grants to Agent a power of attorney coupled with an interest to execute all agreements, forms, applications, documents and instruments and to take all actions and do all things as could be executed, taken, or done by Debtor in connection with the protection and preservation of the Collateral or this Agreement if Debtor does not timely do so. This power of attorney is irrevocable and coupled with an interest, and authorizes Agent to act for Debtor in connection with the matters described herein without notice to or demand upon Debtor.

          14.  General Provisions.

               1    Cumulative Remedies; No Prior Recourse to
Collateral. The enumeration herein of Agent's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent may have under the Loan Agreement, the Loan Documents, the Code, or other applicable law. Agent shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

               2    No Implied Waivers.  No act, failure, or
delay by Agent shall constitute a waiver of any of its rights and remedies. No single or partial waiver by Agent of any provision of this Agreement or any other Loan Document, or of a breach or default hereunder or thereunder, or of any right or remedy which Agent may have, shall operate as a waiver of any other provision, breach, default, right, or remedy or of the same provision, breach, default, right, or remedy on a future occasion. No waiver by Agent shall affect its rights to require strict performance of this Agreement.

               3    Notices.  All notices or demands by any
party hereto to the other party and relating to this Agreement shall be sent in accordance with the terms of Section 15 of the Guaranty.

               4    Successors and Assigns.  This Agreement
shall bind the successors and assigns of Debtor, and shall inure to the benefit of the successors and assigns of Agent; provided, however, that Debtor may not assign this Agreement nor delegate any of its duties hereunder without Agent's prior written consent and any prohibited assignment shall be absolutely void. Agent may assign this Agreement and its rights and duties hereunder and no consent or approval by Debtor is required in connection with any such assignment. Agent reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Agent's rights and benefits hereunder.

               5    Section Headings.  Headings and numbers
have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

               6    Amendments in Writing.  This Agreement
cannot be changed or terminated orally, but only by a writing signed by each party hereto. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.


               7    Counterparts; Telefacsimile Execution.
This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

               8    Termination By Agent.  After termination
of the Loan Agreement and when Agent and Lenders have received payment and performance, in full, of the Secured Obligations, Agent shall execute and deliver to Debtor a termination of all of the security interests granted by Debtor hereunder and, to the extent they have been delivered to Agent and not disposed of in accordance with this Agreement, certificates evidencing the Share.

               9    Governing Law; Severability of Provisions.
This Agreement shall be deemed to have been made in the State of California and the validity, enforceability, construction, interpretation and enforcement of this Agreement and the rights of the parties hereto shall be determined under, governed by and construed in accordance with the laws of the State of California without regard to the principles of conflicts of law; provided, however, the respective rights of the parties hereto in the Collateral, including voting the Shares, transfer of the Shares and proxy rights, shall be governed by the corporate laws of the Commonwealth of Delaware, as applicable, to the extent either such law is applicable to such rights. If any provision of this Agreement or its exhibits shall be determined to be invalid, void or illegal, such provision shall be construed and amended in a manner which would permit its enforcement, but in no event shall such provision affect, impair or invalidate any other provision hereof.

               10   JURISDICTION AND VENUE; WAIVER OF JURY
TRIAL. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OR FEDERAL COURT LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO OR IN ANY WAY RELATED TO THIS AGREEMENT. THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION OF THE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                      ROSE'S HOLDINGS, INC.,
                      a Delaware corporation


                      By:/s/ Jeanette Peters

                      Name:  Jeanette Peters

                      Title:  Senior VP and CFO


                      FOOTHILL CAPITAL CORPORATION,
                      a California corporation, as collateral
                      agent for the Lenders


                      By:  Signature not shown

                      Title: